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                                                                   EXHIBIT 10.47


                             MASTER LEASE AGREEMENT

This MASTER LEASE AGREEMENT ("Lease") is made and entered into this 28th day of October, 1999, by and between Harrah's Operating Company, Inc., a Delaware corporation ("Lessor"), whose address is 5100 West Sahara Avenue Suite 200 Las Vegas, Nevada 89146 and Jazz Casino Company, L.L.C. ("Lessee") whose address is 512 South Peters Street, New Orleans, Louisiana, 70130.

Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor in accordance with the terms and conditions contained herein, certain equipment more fully described in the Lease Schedule or Schedules attached hereto, referred to herein as a "Lease Schedule," as may from time to time be executed by Lessee. All equipment described in such Lease Schedules shall be collectively referred to as the "Equipment" and individually referred to as a "Unit" and is to be installed in and to be used in connection with the business location decribed herein ("Premises").

NOW THEREFORE, Lessor and Lessee agree as follows:

1. LEASE. This Lease establishes the general terms and conditions by which Lessor will lease the Equipment to Lessee. Each Lease Schedule shall be in substantially the form of Exhibit A hereto, with such changes as Lessee and Lessor shall agree, and shall incorporate by reference the terms of this Lease.

2. TERM: RENT AND PAYMENT.

         2.1 TERM. The term of lease of any Unit hereunder shall commence on the date set forth in the Lease Schedule for such Unit (the "Commencement Date") and continue as specified in such Lease Schedule ("Term").

         2.2 RENT AND PAYMENT. Lessee's obligation to pay rent for any Unit shall commence on the Commencement Date for such Unit and continue for the Term for such Unit. The basic rent set forth on the Lease Schedule for a Unit (the "Base Rent") shall be payable on the Commencement Date for such Unit and on the same day of each month thereafter ("Rent Date"). Any amounts payable by Lessee for a Unit, other than Basic Rent shall be deemed an additional charge ("Additional Charges") and shall be payable on the Rent Date next following the date upon which they accrue or the last day of the term for such Unit, whichever is earlier. Lessee shall make all payments at the address of Lessor set forth above or at such other address as Lessor may designate in writing. As used herein, the term "Rent" for a Unit shall mean all Basic Rent and Additional Charges for such Unit.

         2.3 LATE CHARGE. If any Rent is not received by Lessor or its permitted assignees within ten (10) business days of when due, a late charge on such Rent shall be due and payable with such Rent in an amount equal to four percent (4%) of the amount past due or any part thereof, as reimbursement for administrative costs and not as a penalty.

         2.4 LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS. If Lessee fails to comply with any of its covenants or obligations herein, Lessor may, at its option, perform such covenants or obligations on Lessee's behalf without thereby waiving such conditions or obligations or the failure to comply therewith and all sums advanced by Lessor in connection therewith shall be repayable by Lessee as Additional Charges. No such performance shall be deemed to relieve Lessee of its obligations herein.


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3. CERTIFICATE OF ACCEPTANCE. Upon delivery of the Equipment to Lessee, Lessee shall deliver to Lessor a certificate of delivery, installation and acceptance ("Certificate of Acceptance") in substantially the form of Exhibit B hereto, with such changes as Lessee and Lessor shall agree.

4. NET LEASE. Except as set forth in section 5.1, this Lease including each Lease Schedule is a net Lease and Lessee's obligation to pay all Rent due and the rights of Lessor or its assignees in, and to, such Rent shall be absolute and unconditional under all circumstances, notwithstanding: (i) any setoff abatement, reduction, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, its assignees, the manufacturer or seller of any Unit, or any other person for any reason whatsoever, including, without limitation, any breach by Lessor of this Lease; (ii) any defect in title, condition, operation, fitness for use, or any damage to or destruction of, the Equipment; (iii) any interruption or cessation of use or possession of the Equipment for any reason whatsoever, or (iv) any insolvency, bankruptcy, reorganization or similar proceedings instituted by or against Lessee.

5. LOCATION: USE: MAINTENANCE: IDENTIFICATION AND INSPECTION.

         5.1 LOCATION, USE, MAINTENANCE AND REPAIRS. a) Lessee shall keep and use the Equipment on the Premises and shall not relocate or remove any Unit unless Lessor consents, in writing, prior to its relocation or removal.

         b) Lessee shall at all times and, except as otherwise provided herein, at its sole cost and expense, properly use and maintain the Equipment in good operating condition, other than the normal wear and tear, and make all necessary repairs, alterations and replacements thereto (collectively, "Repairs"), all of which shall immediately become the property of Lessor and subject to this Lease, other than those Repairs required due to Lessor's intentional misconduct or negligent acts. In the event Lessee is required to make any such Repairs due to Lessor's intentional misconduct or negligent acts, Lessee may set-off the cost of such expenses of such repairs against the Basic Rent and any Additional Charges due hereunder. Lessee shall comply with manufacturer instructions relating to the Equipment, and any applicable laws and governmental regulations.

         c) Lessee shall pay all costs and expenses associated with removal and return of the Equipment.

         5.2 IDENTIFICATION AND INSPECTION. Upon request by Lessor, Lessee shall mark each Unit conspicuously with appropriate labels or tags furnished by Lessor and maintain such markings through the Term for such Unit to clearly disclose that said Unit is being leased from Lessor. Subject to Lessee's reasonable security requirements and in a manner not to unreasonably interfere with Lessee's business operations, Lessee shall permit Lessor's representatives to enter the Premises where any Unit is located to inspect such Unit.

6. LOCATION: LIENS AND ENCUMBRANCES.

         6.1 PERSONAL PROPERTY. Each Unit is personal property and Lessee shall not affix any Unit to realty so as to change its nature to a fixture or real property and agrees that each Unit shall remain personal property during the Term for such Unit. LESSOR EXPRESSLY RETAINS OWNERSHIP AND TITLE TO THE EQUIPMENT. LESSEE HEREBY AGREES THAT IT SHALL BE RESPONSIBLE FOR ALL OF LESSORS OBLIGATIONS AS REQUIRED BY THE STATE GAMING LAWS AND REGULATIONS REGARDING MAINTENANCE, USE, POSSESSION AND OPERATION OF THE EQUIPMENT. Lessee hereby authorizes, empowers, and grants a limited power of attorney to Lessor to record and/or execute and file, on Lessee's behalf, any certificates, memorandums, financing statements, refiling, and continuations thereof as Lessor deems reasonably necessary or advisable to preserve and protect its interest hereunder. The parties intend to create a lease agreement and






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the relationship of lessor and lessee between themselves. Nothing in this Lease shall be construed or interpreted to create or imply the existence of a finance lease or installment lease contract. Lessor makes no representation regarding the treatment of this Lease, the Equipment or the payment of obligations under this Lease for financial statement reporting or tax purposes.

         6.2 LIENS AND ENCUMBRANCES. Unless otherwise provided herein, Lessee shall not directly or indirectly create, incur or suffer a mortgage, claim, lien, charge, encumbrance or the legal process of a creditor of Lessee of any kind upon or against this Lease or any Unit, other than those in existence on the date hereof. Lessee shall at all times protect and defend, at its own cost and expense, the title of Lessor from and against such mortgages, claims, liens, charges, encumbrances and legal processes of creditors of Lessee and shall keep all the Equipment free and clear from all such claims, liens and legal processes. If any such lien or encumbrance is incurred, Lessee shall immediately notify Lessor and shall take all actions required by Lessor to remove the same.

7. RETURN OF EQUIPMENT.

         7.1 DUTY OF RETURN. At the expiration of the Term for a Unit or upon termination of the Lease, Lessee at its expense shall return such Unit to Lessor or its designee at the Lessor's facility in Las Vegas, Nevada, in accordance with appropriate gaming laws and regulations. Each Unit shall include all parts, accessories, attachments etc. originally delivered to Lessee with such Unit, normal wear and tear excepted. The term normal wear and tear includes minor scratches, dents, and chips to the exterior of the device and wear to the interior components of the Unit that is consistent with components of comparably aged machines. Upon return of the Unit, Lessee agrees to reimburse Lessor for the lesser of the cost to repair or the actual cost of the Lessor to replace the equipment that is non-functioning or missing components including, but not limited to, components at the following indicated reimbursement cost or Lessor's actual costs if higher, (i) Door $400.00; (ii) Validator head $550.00; (iii) Validator Can $245.00; (iv) Monitor $250.00; (v) Circuit Board $420.00; (vi) Hopper $350.00; and (vii) Glass panels $300.00 each.

         7.2 FAILURE TO RETURN. If Lessee fails to return the Equipment or any portion thereof, as provided above, within ten (10) business days following expiration of the term or termination of the Lease, then Lessee shall pay to Lessor an additional month's Rent for each month, or any portion thereof, that Lessee fails to comply with the terms of this return provision, until all of the Equipment is returned, as provided above.

8. RISK OF LOSS; INSURANCE.

         8.1 RISK OF LOSS. Lessee shall bear the risk of all loss or damage to any Unit or caused by any Unit during the period from the time the Unit is delivered by its vendor to Lessee until the time it is returned as provided herein, other than any losses or damage occurring while under the control of Lessor or due to Lessor's intentional misconduct or negligent acts.

         8.2 UNIT REPLACEMENT. If any Unit is lost, stolen, destroyed, seized by governmental action or, in Lessee's opinion or Lessor's opinion, is damaged and cannot be repaired ("Event of Loss"), this Lease shall remain in full force and effect without abatement of Rent and Lessee shall promptly replace such Unit at its sole expense with a Unit of equivalent value and utility, and similar kind and in substantially the same condition as the replaced Unit immediately prior to the Event of Loss, unless any such Event of Loss results from Lessor's intentional misconduct or negligence, in which case Lessor shall promptly replace such Unit at its sole expense with a Unit of equivalent value and utility, and similar kind and in substantially the same condition as the replaced Unit immediately prior to the Event of Loss. Title to such





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replacement unit immediately shall vest and remain in Lessor, and such unit shall be deemed a Unit under this Lease. Upon such vesting of title and provided Lessee is not in default under this Lease, Lessor shall cause to be paid to Lessee or the vendor of any replacement Unit provided by Lessee any insurance proceeds actually received by Lessor for the replacement Unit. Lessee shall promptly notify Lessor of any Event of Loss and shall provide Lessor with and shall enter into, execute and deliver such documentation as Lessor shall reasonably request with respect to the replacement of any such Unit.

         8.3 INSURANCE. Lessee shall obtain and maintain in full force and effect the following insurance with respect to the Equipment: (i) comprehensive personal liability, (ii) all risk property damage on the Equipment, and (iii) workers compensation insurance, in each case at commercially reasonable levels. Such insurance shall: (i) name Lessor and its Parents, Subsidiaries or Assignees, if any, as additional insureds and first loss payees as their interests may appear, and (ii) provide that the policy may not be canceled or materially altered without thirty (30) days prior written notice to Lessor and its Assignees. All such insurance shall be placed with companies having a rating of at least A, Class XII or better by Best's rating service. Lessee shall furnish to Lessor, upon request and throughout the Term, insurance certificates of a kind satisfactory to Lessor and its Assignees showing the existence of the insurance required hereunder and premium paid.

9. TAXES.

         9.1 TAXES. Lessee agrees to report, file, pay promptly when due to the appropriate taxing authority and indemnify, defend, and hold Lessor harmless from and against any and all taxes (including gross receipts), assesments, license fees and other federal, state or local governmental charges of any kind or nature, together with any penalties, interest or fines related thereto (collectively, "Taxes") that pertain to the Equipment, its purchase, or this Lease, except such Taxes based solely upon the net income of Lessor. Lessee shall be solely responsible for all privilege taxes, fees and other charges, taxes or assessments that may be required as result of this Lease.

         9.2 LESSOR'S FILING OF TAXES. Notwithstanding the foregoing, Lessor at its election may report and file sales and/or use taxes which are filed and paid periodically through the Term, and the amounts so due may be invoiced to Lessee and payable as specified therein.

10. INDEMNIFICATION. Except for the negligence of Lessor, its employees or agents and assigns, Lessee hereby assumes liability for and agrees to indemnify, defend, protect save and hold harmless the Lessor, its agents, employees, attorneys, directors and assignees from and against any and all losses, damages, injuries, claims, penalties, demands and all expenses, legal or otherwise (including reasonable attorneys' fees) of whatever kind and nature arising from the lease, ownership, use, condition, operation or maintenance of any Equipment (collectively, "Loss"), until the Equipment is returned to Lessor. Except for the intentional or negligent acts of Lessee, its employees or agents and assigns or third parties, Lessor hereby assumes liability for and agrees to indemnify, defend, protect, save and hold harmless the Lessee, its agents, employees, attorneys, directors and assigns from and against any Loss, until the Equipment is returned to Lessor, resulting from the intentional misconduct or negligent acts or omissions of Lessor or the breach of this Lease by Lessor.

Any claim, defense, setoff, or other right of any indemnifying party hereunder against any indemnified party hereunder shall not in any way affect, limit, or diminish the indemnifying party's indemnity obligations hereunder. Either party hereto shall notify the other party immediately as to any claim, suit, action, damage, or injury related to the Equipment of which the notifying party has actual or other notice. An indemnifying party shall at its own cost and expense, defend any and all suits which may be brought against the indemnified party shall satisfy, pay and discharge any and all judgments and fines that may be recovered against the indemnified party in any such action or actions, provided, however, that any party seeking




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indemnification hereunder shall give the party against whom indemnification is sought written notice of any such claim or demand. The parties agree that their respective obligations under this Section 10 shall survive the expiration or termination of this Lease.

11. REPRESENTATIONS AND WARRANTIES BY LESSEE. Lessee represents and warrants to Lessor that (i) the making of this Lease and any Lease Schedule executed by Lessee is duly authorized on the part of Lessee and that upon due execution thereof by Lessee and Lessor they shall constitute valid obligations binding upon, and enforceable against, Lessee in accordance with their terms; (ii) neither the making of this Lease or such Lease Schedule, nor the due performance by Lessee, including the commitment and payment of the Rent, shall result in any breach of, or constitute a default under, or violation of, Lessee's organizing documents, articles of incorporation, by-laws, or indentures, notes or any material agreement to which Lessee is a party or by which Lessee is bound; (iii) no material approval or consent not already obtained or withholding of objection is required from any governmental authority with respect to the entering into, or performance of this Lease or any Lease Schedule by Lessee; (iv) Lessee has obtained all material licenses and permits required under applicable laws or regulations (the "Gaming Laws") for the operation of its business.

12. REPRESENTATIONS AND WARRANTIES BY LESSOR. Lessor represents and warrants to Lessee that (i) the making of this Lease and any Lease Schedule executed by Lessor is duly authorized on the part of Lessor and that upon due execution thereof by Lessor and Lessee they shall constitute valid obligations binding upon, and enforceable against, Lessor in accordance with their terms; (ii) neither the making of this Lease or such Lease Schedule, nor the due performance by Lessor, including the commitment and lease of Equipment, shall result in any breach of, or constitute a default under, or violation of, Lessor's organizing documents, articles of incorporation, by-laws, or indentures, notes or any material agreement to which Lessor is a party or by which Lessor is bound; (iii) no material approval or consent not already obtained or withholding of objection is required from any governmental authority with respect to the entering into, or performance of this Lease or any Lease Schedule by Lessor; (iv) Lessor has obtained all material licenses and permits required under applicable Gaming Laws for the operation of its business; (v) Lessor has obtained representations from manufacturers of slot machines leased hereunder that the Machines, and any progressive Machines, as well as any associated computer monitoring and communication equipment are currently, or will be Year 2000 Compliant prior to the year 2000. Year 2000 Compliant means that the functionality of the Machine or product is not affected by dates prior to, during or after the year 2000, or the fact that year 2000 is a leap year.

13. DISCLAIMERS: MANUFACTURERS WARRANTIES. EXECUTION OF A CERTIFICATE OF ACCEPTANCE SHALL CONSTITUTE LESSEE'S ACKNOWLEDGEMENT THAT THE UNITS ARE OF THE DESIGN, CAPACITY AND MANUFACTURE SPECIFIED FOR AND BY THE LESSEE AND THAT LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR LESSEE'S PURPOSES. NO SALESMAN OR AGENT OF LESSOR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OF THIS LEASE OR MAKE ANY REPRESENTATION REGARDING THE EQUIPMENT, EXCEPT AS SET FORTH HEREIN AND IN EACH LEASE SCHEDULE.

(b) Lessor shall use its best efforts to obtain for Lessee's direct benefit whatever warranties are available from the vendors or manufacturers of the Equipment, including any parts or the Equipment such as video monitors and other equipment, and Lessor hereby assigns and agrees to otherwise make available to Lessee all of its right under any vendor's or manufacturers warranty on the Equipment and any parts thereof.

(c) No affirmation of fact, including but not limited to statements regarding suitability for use, performance, percentage hold, or par value of the Equipment shall be deemed to be a warranty or guaranty of Lessor for any purpose. Except as set forth in Section 10 herein, in no event shall Lessor or any of its affiliates, subsidiaries, representatives, or agents be liable for



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indirect, special, or consequential damages, including loss of profits arising out of any breach of this Agreement.

14. ASSIGNMENT OF LEASE.

         14.1 ASSIGNMENT BY LESSOR. Lessee acknowledges and agrees that Lessor may assign, mortgage, or otherwise transfer (collectively, "Assign") its interest hereunder and/or in the Equipment to others ("Assignees") without consent of Lessee, provided however that Lessee shall be notified prior thereto. Accordingly, Lessee and Lessor agree that upon such assignment and the Lessee's receipt of notice thereof, Lessee (i) shall acknowledge such assignment in writing by executing a Notice, Consent and Acknowledgment of Assignment furnished by Lessor; (ii) shall promptly pay all Rent when due to the designated Assignees, notwithstanding any defense, setoff, abatement, recoupment, reduction or counterclaim whatsoever that Lessee may have against Lessor; (iii) shall not permit the Lease or Lease Schedule so assigned to be amended or the terms thereof waived without the prior written consent of the Assignees; (iv) shall not require the Assignees to perform any obligations of Lessor under such Lease Schedule; (v) shall not terminate or attempt to terminate the Lease or Lease Schedule on account of any default by Lessor, and (vi) acknowledges that any Assignee may reassign its rights and interest with the same force and effect as the assignment described herein. However, Lessor shall remain liable to Lessee notwithstanding such assignment.

Notwithstanding anything to the contrary contained herein, (a) Lessor may not Assign its interest hereunder and/or in the Equipment to any Assignee or other person or entity in violation of any applicable laws or regulations, including, but not limited to, Gaming Laws, (b) Lessor may not assign its interest hereunder and/or in the Equipment to any Assignee or other person or entity on or prior to the occurrence of the Termination of the Construction Date (as defined in the Credit Agreement dated as of October 29, 1998 among JCC Holding Company ("JCC Holding"), as guarantor, Lessee, as borrower, the bank parties thereto and Bankers Trust Company, as administrative agent) and (c) neither Lessor nor any of its Assignees may Assign its interest hereunder and/or in the Equipment to any Assignee or other person or entity that would, if associated with the Lessee, JCC Holding, Harrah's New Orleans Management Company (the "Manager") or any affiliate of the Manager, impair or cause the denial, suspension or revocation of any gaming registration, permit, license, right or entitlement or any alcoholic beverage registration, permit, license, right or entitlement held or applied for by the Lessee, JCC Holding, the Manager of any affiliate of the Manager. Unless the context otherwise requires, each reference to the Lessor herein, other than the reference in clause (c) of the preceding sentence, shall mean and be a reference to the Lessor, its Assignees and each subsequent Assignee.

         14.2 ASSIGNMENT OR SUBLEASE BY LESSEE. Lessee shall not assign this Lease or any Lease Schedule or assign its rights in or sublet the Equipment, or any interest therein without Lessor's and its Assignee's prior written consent, which consent shall not be unreasonably withheld.

15. FINANCIAL INFORMATION; FURTHER ASSURANCES.

         15.1 FINANCIAL INFORMATION. Throughout the Term, Lessee shall deliver to Lessor copies of all current financial statements of Lessee which will reflect the financial condition and operations of Lessee; provided, however, that so long as Lessee or its parent corporation, JCC Holding, or any successor parent corporation (the "Reporting Peron") is subject to the reporting requirements fo Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the financial statement reporting requirements set forth in this Section 15.1 shall be satisfied if promptly after the Reporting Person files with the Securities and Exchange Commission its Annual Report on Form 10-K and Quarterly Report on Form




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10-Q ("Reports") required to be filed under the Exchange Act, Lessee delivers to
Lessor or its Assigns copies of such Reports.

         15.2 FURTHER ASSURANCES. Lessee shall execute and deliver to Lessor, such other documents, and take such further action as Lessor may reasonably request, in order to effectively carry out the intent and purposes of this Lease and the Lease Schedules. All documentation shall be in a form reasonably acceptable to Lessor and its Assignees.

16. DEFAULT BY LESSEE: REMEDIES.

         16.1 DEFAULT BY LESSEE. Lessee shall be in default ten (10) business days after the occurrence of any one of the following events ("Event of Default"): (a) failure to pay Rent when due; (b) failure to perform any other term, condition or covenant of this Lease or any Lease Schedule; (c) Lessee ceases or is enjoined, restrained or in any way prevented from conducting business as a going concern; (d) if any proceeding is filed by or against the Lessee for an assignment for the benefit of creditors, a voluntary or involuntary petition in bankruptcy, or if Lessee is adjudicated a bankrupt or an insolvent; (e) Lessee attempts to sell, transfer, encumber, part with possession or sublet the Equipment or any Unit thereof; (f) any Unit is attached, levied upon, encumbered, pledged, or seized under any judicial process; (g) any warranty or representation made or furnished to the Lessor by or on behalf of the Lessee is false in any material respect when made or furnished; (h) failure to maintain in full force and effect the licenses and permits required under the Gaming Laws for the operation of Lessee's business; (i) failure to comply in all material respects with applicable gaming regulations; or (j) any change in control of the Lessee.

         16.2 LESSOR REMEDIES. Lessee acknowledges that the enforcement of this Lease may require approval of certain regulatory authorities and that copies of all Default Notices, legal proceedings, etc. will be forwarded to the appropriate agency as required by state law or regulation. Lessee further acknowledges that upon any Event of Default, and at any time thereafter, Lessor, may in addition to any and all rights and remedies it may have at law or in equity, without notice to or demand upon Lessee at its sole option (i) declare the aggregate Rent then accrued and unpaid together with the balance of any Rent to be immediately due and payable; (ii) proceed by appropriate court action or other proceeding, either at law or in equity to enforce performance by Lessee of any and all covenants of this Lease; (iii) on written notice to Lessee, terminate any of Lessee's rights under this Lease or Schedule in which event Lessee shall immediately surrender and return the Equipment to Lessor pursuant to the provisions hereof; and (iv) subject to appropriate Gaming Laws, rules, laws and regulations, and required approvals, take possession, sell and/or re-lease any Unit as Lessor may desire, in its sole discretion.

         Lessor's rights and remedies herein are cumulative and in addition to any rights or remedies available at law or in equity including the Uniform Commercial Code, and may be exercised concurrently or separately. Lessee shall pay all costs, expenses, losses, damages and legal costs (including reasonable attorneys' fees) incurred by Lessor and its Assignees as a result of enforcing any terms or conditions of the Lease or any Schedules. A termination hereunder shall occur only upon written notice by Lessor to Lessee and no repossession or other act by Lessor after default shall relieve Lessee from any of its obligations to Lessor hereunder unless Lessor so notifies Lessee in writing.

         16.3 ARTICLE 2A WAIVERS. In the event that Article 2A of the Uniform Commercial Code is adopted under applicable law and applies to this Lease, then Lessee, to the extent permitted by law, waives any and all rights and remedies conferred upon a lessee by Sections 2A-508 through 2A-522 of such Article 2A, including, but not limited to, Lessee's rights to: (i) cancel or repudiate this Lease; (ii) claim, grant or permit a security interest in the Equipment in Lessee's possession or control for any reason, other than to Lessor or its Assigns ; (iii) deduct from Rent




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all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; and (iv) accept partial delivery of the Equipment.

17. MISCELLANEOUS.

         17.1 NOTICES. Except as otherwise required by law, all notices required herein shall be in writing and sent by prepaid certified mail or by overnight courier, or fax, addressed to the party at the address of the party specified herein or such other address designated in writing. Notice shall be effective upon the earlier of its receipt or four (4) days after it is sent.

         17.2 SURVIVAL OF INDEMNITIES. All indemnities of Lessee and Lessor shall survive and continue in full force and effect for events occurring prior to the return of the Equipment to the Lessor, notwithstanding the expiration or termination of the Term.

         17.3 COUNTERPARTS. Each Lease and any Lease Schedule may be executed in counterparts.

         17.4 MULTIPLE LESSEES. If more than one Lessee is named in this Lease or a Lease Schedule the liability of each shall be joint and several.

         17.5 TITLES. Section titles are not intended to have legal effect or limit or otherwise affect the interpretation of this Lease or any Lease Schedule.

         17.6 WAIVER. No delay or omission in the exercise of any right or remedy herein provided or otherwise available to Lessor or Lessee, or prior course of conduct, shall impair or diminish Lessor's or Lessee's rights to exercise the same or any other right of Lessor or Lessee, nor shall any obligation of Lessor or Lessee hereunder be deemed waived. The acceptance of Rent by Lessor after it is due shall not be deemed to be a waiver of any breach by Lessee of its obligations under this Lease or any Lease Schedule.

         17.7 SUCCESSORS. This Lease and each Lease Schedule shall inure to the benefit of and be binding upon Lessor and Lessee and their respective successors in interest.

         17.8 NOT AN OFFER. Neither this Lease nor any Lease Schedule shall be deemed to constitute an offer or be binding upon Lessor until executed by Lessor's authorized officer.

         17.9 SEVERABILITY. If any provisions of this Lease or any Lease Schedule shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provision thereof shall not be affected or impaired in any way.

         17.10 MODIFICATION. Lessor and Lessee agree that any modifications to this Lease or any Lease Schedule shall be in writing and shall be signed by both parties and their last known assignees, if any.

         17.11 LEASE IRREVOCABLE. The lease of each Unit is irrevocable for the full Term set forth in the Lease Schedule therefore.

         17.12 GOVERNING LAW. This Lease and each Lease Schedule are entered into under and shall be construed in accordance with, and governed by the laws of the State of Louisiana.

         17.13 RIDERS. In the event that any riders are attached hereto and made a part hereof and if there is a conflict between the terms and provisions of any rider, including any Lease Schedule and the terms and provisions herein, the terms and provisions of the rider or Lease Schedule shall control to the extent of such conflicts.


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         17.14 ENTIRE AGREEMENT. LESSEE REPRESENTS THAT IT HAS READ, RECEIVED,
RETAINED A COPY OF AND UNDERSTANDS THIS LEASE, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. LESSOR AND LESSEE AGREE THAT THIS LEASE, ALL RIDERS, LEASE SCHEDULES, OR EXHIBITS HERETO, AND THE LEASE SCHEDULES SHALL CONSTITUTE THE ENTIRE AGREEMENT AND SUPERSEDE ALL PROPOSALS, ORAL OR WRITTEN, ALL PRIOR NEGOTIATIONS AND ALL OTHER COMMUNICATIONS BETWEEN LESSOR AND LESSEE WITH RESPECT TO ANY UNIT.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed on the date set forth by their authorized representatives.

LESSEE:                                     LESSOR:
Jazz Casino Company, L.L.C.                 Harrah's Operating Company, Inc.

By: /s/ Frederick W. Burford                By: /s/ Philip G. Satre
    -----------------------------------        ---------------------------------
Its: President                              Its: President
    -----------------------------------         --------------------------------

                 LEASE SCHEDULE NO. 1 TO MASTER LEASE AGREEMENT

         This Lease Schedule No. 1 is attached to and made a part of the Master Lease Agreement ("Lease") between Harrah's Operating Company, Inc., a Delaware corporation ("Lessor"), and Jazz Casino Company, L.L.C. ("Lessee"), dated October 28, 1999.

         1. DESCRIPTION OF EQUIPMENT. The Equipment listed on Attachment "A" to this Lease Schedule is added to the Equipment leased under the Lease and made subject to the provisions of the Lease.

         2. COMMENCEMENT DATE: The Effective Date of this Lease shall be October 28, 1999. The first payment date and the Commencement Date for the Equipment leased under this Schedule will be November 1, 1999.

         3. TERM. The Term shall commence on the Commencement Date and shall continue for forty two (42) consecutive months.

         4. BASIC RENT. The Basic Rent due each month during the Term for the Equipment described herein is as follows:

a. The first payment of Basic Rent under this Lease Schedule in an amount equal to $153,798.57 (including sales tax) shall be due and payable on the first of each month in advance. The Basic Rent is based on 744 new machines at an approximate value of $7,743.10 per unit. The residual value is approximately $1,200.00 per unit. The lease payment is calculated at $24.49 per month per $1,000.00 of value as set forth above.

b. Payment of the Basic Rent in the amount of $153,798.57 shall be due and payable on the first day of each month thereafter for forty one (41) consecutive months.

c. In addition to this monthly Basic Rent due as set forth above, Lessee shall pay Lessor an amount equal to all taxes which may be imposed by any federal, state or local authority from time to time relating to this Lease, other than any income taxes.

         5. UPGRADES. After eighteen (18) months from the date of this Lease Schedule the Lessee shall have the option to upgrade twenty five percent (25%) of the Equipment subject to this Lease during any rolling twelve (12) month period throughout the term of the Lease or any renewals. In the event Lessee elects to upgrade the Equipment (such equipment replacing or used to upgrade the Equipment to hereinafter be referred to as the "Replacement Equipment"), the original Lease Schedule governing such upgraded Equipment shall be amended to reduce the Basic Rent paid each month by an amount equal to the "Fair Market Wholesale Value" of the upgraded equipment. For purposes of this Section 5, "Fair Market Wholesale Vaule" means the amount that a willing licensed distributor selling to a willing licensed buyer with both parties under no compulsion to buy or sell, would pay for the upgraded Equipment. The Replacement Equipment will be placed under a new lease schedule reflecting the terms and rental factors consistent with the terms contained in the Lease and the original Lease Schedule.

         Lessor shall use its best efforts to obtain for Lessee's direct benefit whatever exchange policy credits or conversions available from Equipment manufacturers in connection with upgrading the Equipment and Lessor will assign, and otherwise make available to Lessee all of its rights under any exchange policy credits or conversions available from such vendors or manufacturers in connection with upgrading the Equipment.

         6. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein.


Jazz Casino Company, L.L.C.                   Harrah's Operating Company, Inc.



By:  /s/ Frederick W. Burford                 By:  /s/ Philip G. Satre
    -----------------------------------            -----------------------------
Its: President                                Its: Chairman and CEO
     ----------------------------------            -----------------------------

                 LEASE SCHEDULE NO. 2 TO MASTER LEASE AGREEMENT

         This Lease Schedule No. 2 is attached to and made a part of the Master Lease Agreement ("Lease") between Harrah's Operating Company, Inc., a Delaware corporation ("Lessor"), and Jazz Casino Company, L.L.C. ("Lessee"), dated October 28, 1999.

         1. DESCRIPTION OF EQUIPMENT. The Equipment listed on Attachment "B" to this Lease Schedule is added to the Equipment leased under the Lease and made subject to the provisions of the Lease.

         2. COMMENCEMENT DATE: The Effective Date of this Lease shall be October 28, 1999. The first payment date and the Commencement Date for the Equipment leased under this Schedule will be November 1, 1999.

         3. TERM. The Term shall commence on the Commencement Date and shall continue for thirty six (36) consecutive months.

         4. BASIC RENT. The Basic Rent due each month during the Term for the Equipment described herein is as follows:

a. The first payment of Basic Rent under this Lease Schedule in an amount equal to $4,872.68 (including sales tax) shall be due and payable on the first of each month in advance. The Basic Rent is based on 49 refurbished machines at an approximate value of $3,149.03 per unit. The residual value is approximately $400.00 per unit. The lease payment is calculated at $28.97 per month per $1,000.00 of value as set forth above.

b. Payment of the Basic Rent in the amount of $4,872.68 shall be due and payable on the the first day of each month thereafter for thirty five (35) consecutive months.

c. In addition to this monthly Basic Rent due as set forth above, Lessee shall pay Lessor an amount equal to all taxes which may be imposed by any federal, state or local authority from time to time relating to this Lease, other than any income taxes.

         5. UPGRADES. After eighteen (18) months from the date of this Lease Schedule the Lessee shall have the option to upgrade twenty five percent (25%) of the Equipment subject to this Lease during any rolling twelve (12) month period throughout the term of the Lease or any renewals. In the event Lessee elects to upgrade the Equipment (such equipment replacing or used to upgrade the Equipment to hereinafter be referred to as the "Replacement Equipment"), the original Lease Schedule governing such upgraded Equipment shall be amended to reduce the Basic Rent paid each month by an amount equal to the "Fair Market Wholesae Value" of the upgraded equipment. For purposes of this Section 5, "Fair Market Wholesale Vaule" means the amount that a willing licensed distributor selling to a willing licensed buyer with both parties under no compulsion to buy or sell, would pay for the upgraded Equipment. The Replacement Equipment will be placed under a new lease schedule reflecting the terms and rental factors consistent with the terms contained in the Lease and the original Lease Schedule.

         Lessor shall use its best efforts to obtain for Lessee's direct benefit whatever exchange policy credits or conversions available from Equipment manufacturers in connection with upgrading the Equipment and Lessor will assign, and otherwise make available to Lessee all of its rights under any exchange policy credits or conversions available from such vendors or manufacturers in connection with upgrading the Equipment.

         6. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein.


Jazz Casino Company, L.L.C.                 Harrah's Operating Company, Inc.



By:  /s/ Frederick W. Burford               By: /s/ Philip G. Satre
   ----------------------------------           --------------------------------
Its:                                        Its: Chairman and CEO
    ---------------------------------            -------------------------------

                                                      THERE IS NO SCHEDULE 3 LCF


                 LEASE SCHEDULE NO. 4 TO MASTER LEASE AGREEMENT

         This Lease Schedule No. 4 is attached to and made a part of the Master Lease Agreement ("Lease") between Harrah's Operating Company, Inc., a Delaware corporation ("Lessor"), and Jazz Casino Company, L.L.C. ("Lessee"), dated October 28, 1999.

         1. DESCRIPTION OF EQUIPMENT. The Equipment shall consist of those 1085 machines listed on Attachment "D" to this Lease Schedule and is hereby added to the Equipment leased under the Lease and made subject to the provisions of the Lease.

         2. COMMENCEMENT DATE: The Effective Date of this Lease shall be October 28, 1999. The first payment date and the Commencement Date for the Equipment leased under this Schedule will be November 1, 1999.

         3. TERM. The Term shall commence on the Commencement Date and shall continue for forty four (44) consecutive months.

         4. BASIC RENT. The Basic Rent due each month during the Term for the Equipment described herein is as follows:

a.    Months 1 -12                          $ 35,044.00
b.    Months 13-24                          $ 70,061.00
c.    Months 25-36                          $262,461.00
d.    Months 37-44                          $262,461.00

e. In addition to this monthly Basic Rent due as set forth above, Lessee shall pay Lessor an amount equal to all taxes, including Louisiana sales or use tax, (7%) which may be imposed by any federal, state or local authority from time to time relating to this Lease, other than any income taxes.

5. OPTION TO PURCHASE. Notwithstanding anything in this Lease or the Purchase/Renewal Option to the contrary, Lessee may purchase the Equipment listed herein at the following times for the following amounts:

a.    At the end of 24 months               $5,676,471.00
b.    At the end of 36 months               $2,877,681.00
c.    At the end of 48 months               $  660,000.00

d. In addition to the Purchase Price set forth above, Lessee shall pay Lessor an amount equal to all taxes, including Louisiana sales or use tax, (7%) which may be imposed by any federal, state or local authority from time to time relating to this Lease, other than any income taxes. Lessee shall also assume any exisiting liens of any bank or any bondholders.

         6. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein.

Jazz Casino Company, L.L.C.                   Harrah's Operating Company, Inc.


By: /s/ Frederick W. Burford                  By:  /s/ Philip G. Satre
    --------------------------------             -------------------------------
Its: President                                Its: President
    --------------------------------              ------------------------------

              CERTIFICATE OF DELIVERY, INSTALLATION AND ACCEPTANCE

TO: Harrah's Operating Company, Inc, a Delaware corporation ("Lessor")

FROM: Jazz Casino Company, L.L.C. ("Lessee")

RE: Master Lease Agreement dated as of October 28, 1999 ("Lease") and Lease Schedules No. 1, 2, 3 and 4 dated as of the same date

PREMISES:

EQUIPMENT:

         Lessee hereby certifies that the items of Equipment described in the Lease (and attached hereto as Attachment A to Lease Schedule No. 1, and Attachment B to Lease Schedule No. 2, Attachment C to Lease Schedule No. 3, Attachment D to Lease Schedule No. 4 all of which are attached to the Master Lease Agreement) has been delivered to and inspected by Lessee, installed in the Premises, found to be in good order and accepted for all purposes of the Lease as Equipment under the Lease, all on October 28, 1999 (the "Acceptance Date").

         Lessee acknowledges Lessor's right, subject to the terms of the Lease, to assign all or part of its interest under the Lease and/or all or part of other sums due thereunder and that any such assignee of Lessor does not assume any of the obligations of Lessor.

LESSEE ACKNOWLEDGES THAT EACH UNIT IS OF THE DESIGN, CAPACITY AND MANUFACTURE SPECIFIED FOR AND BY THE LESSEE AND THAT LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR LESSEE'S PURPOSES. LESSEE AGREES, REGARDLESS OF CAUSE, NOT TO ASSERT ANY CLAIM WHATSOEVER AGAINST LESSOR FOR LOSS OF ANTICIPATORY PROFITS OR CONSEQUENTIAL DAMAGES. Without limiting the generality of the foregoing it is intended by the parties to exclude any and all implied warranties of merchantability and fitness for particular purposes.

LESSEE REPRESENTS THAT IT HAS READ, RECEIVED, RETAINED A COPY OF AND UNDERSTANDS THIS CERTIFICATE OF DELIVERY, INSTALLATION AND ACCEPTANCE, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. LESSEE AGREES THAT THE LEASE AND ALL RIDERS AND SCHEDULES THERETO CONSTITUTE THE ENTIRE LEASE AND SUPERSEDE ALL PROPOSALS, ORAL OR WRITTEN, ALL PRIOR NEGOTIATIONS AND ALL OTHER COMMUNICATIONS BETWEEN LESSEE AND LESSOR WITH RESPECT TO ANY UNIT. THIS LEASE IS NOT CANCELABLE BY LESSEE FOR THE TERM HEREOF.

IN WITNESS WHEREOF, Lessee has caused this Certificate of Delivery, Installation and Acceptance to be duly executed on this 28th day of October 1999, by its authorized representative.

LESSEE:

Jazz Casino Company, L.L.C.


By: /s/ Frederick W. Burford
    -----------------------------------
Its: President
    -----------------------------------

                             PURCHASE/RENEWAL OPTION
                      TO LEASE SCHEDULES NO. 1, 2, 3 AND 4

         This Purchase/Renewal Option ("Purchase/Renewal Option") is attached to and made a part of Lease Schedules No. 1, 2, 3 and 4 ("Lease Schedules") and the Master Lease Agreement ("Lease") between Harrah's Operating Company, Inc., a Delaware corporation ("Lessor"), and Jazz Casino Company, L.L.C., ("Lessee") each dated October 28, 1999.

If Lessee has not been in default under the terms of the Lease, at the expiration of the Term or any Automatic Renewal Term (as defined below), Lessor grants Lessee an option to either (a) purchase (the "Purchase Option") all of the Equipment described in the Lease Schedules for the sum equal to the fair remarket value of the Equipment as of the date of expiration of the Term as determined by an independent appraiser mutually selected by Lessor and Lessee (the "Exercise Price") or (b) renew the Lease Term (the "Renewal Option") for a period of two (2) years (the "Renewal Term") at the then fair market rental (the "Rental") as mutually agreed to by Lessor and Lessee. The determination of the Exercise Price by the appraiser shall be final. If the parties cannot agree upon a fair market Rental, the Lessor and Lessee shall jointly select and mutually agree upon an independent appraiser. The determination of the fair market Rental by that appraiser shall be final. A written notice of exercise of the Purchase Option or the Renewal Option must be given by Lessee ninety (90) days prior to the expiration of the Term, any Renewal Term or any Automatic Renewal Term (the "Notification Period"). Unless Lessee otherwise gives Lessor notice of its intent to terminate the Lease in accordance with its terms, a written notice of exercise of either the Purchase Option or the Renewal Option is not received within the Notification Period, the Lease Term shall be automatically renewed for an additional ninety (90) days at the Basic Rent as set forth under the Lease Schedule (the "Automatic Renewal Term"). Upon timely receipt of such notice of exercise, receipt of the payment of all Rent due under the Lease and payment of the Exercise Price, Lessor will, with exercise of the Purchase Option, execute and deliver to Lessee a Bill of Sale for the Equipment described in the Lease Schedule or upon execution of a separate agreement if Lessee so desires. Upon failure of the Lessor to so deliver a Bill of Sale, this Purchase/Renewal Option shall then constitute a conveyance of the Equipment in accordance herewith. Payment in full of the Exercise Price shall be due and payable on or before the execution of the Term or any Automatic Renewal Term. At the expiration of the Lease Term, Renewal Term or any Automatic Renewal Term, Lessee may, upon ninety (90) days advance written notice, notify Lessor of its decision to terminate the Lease Schedules and thereupon Lessee shall, at Lessee's expense, return the Equipment to Lessor at a facility designated by Lessor, according to the terms of the Lease. Lessee shall in all respects remain obligated under the Lease for payment of Rent, care, maintenance, delivery, use and insurance of the Equipment until Lessor inspects and accepts the Equipment. In the event it shall at any time be determined that by reason of the options hereby given or otherwise that the lease of the Equipment to which the Purchase Option or the Renewal Option applies was in fact a sale to the Lessee of the Equipment the Lessee agrees that neither it nor its successors or assigns has or will have any claim or cause of action against Lessor, its successors or assigns, for any reason for loss sustained by virtue of such determination.

Lessee acknowledges that if the Equipment is sold by Lessor under the Purchase Option, it will be sold in an "AS IS, WHERE IS" condition. Lessor will represent that at the time of the sale that it owns the Equipment, has a right to sell the Equipment and there are no liens or encumbrances on the Equipment except as previously disclosed to Lessee or otherwise accepted by Lessee and Lessor makes or will make no other representations or warranties regarding the Equipment, its suitability for Lessee's purpose, or its compliance with any laws. Other than as set forth herein or expressly assumed by Lessee, Lessee acknowledges that if the Equipment is sold by Lessor under the Purchase Option, Lessee will be required to assume all liability for the Equipment and to indemnify Lessor per the terms of the Lease for any claim arising out of the purchase of the Equipment.


LESSEE:                                     LESSOR:
Jazz Casino Company, L.L.C.                 Harrah's Operating Company, Inc.

By: /s/ Frederick W. Burford                By: /s/ Philip G. Satre
    -----------------------------------        ---------------------------------
Its: President                              Its: President
    -----------------------------------         --------------------------------

                                    EXHIBIT A

         This is an informational filing pursuant to LA _________________ and relates to equipment which is the subject of a true lease. Debtor grants to Secured Party a security interest in and to all gaming and other equipment now or hereafter leased or to be leased under that certain Master Lease Agreement dated October 28, 1999 and Lease Schedules No. 1, 2, 3 and 4 thereto dated October 28, 1999 (collectively, the "Lease"), by and between Secured Party, as lessor, and Debtor, as lessee, including the equipment described in Attachment "A" (the "Equipment") attached hereto and all of Debtor's interest in and to the following:

1. All security deposits, holdbacks, reserves and other monies belonging or payable to lessee in connection with the Lease and the Equipment (other than any cash in or used in the operation of the Equipment); and

2. All accounts, chattel paper, contract rights, documents, equipment, fixture general intangibles (patents, copyrights, tradenames and trademarks), goods, instruments and inventory pertaining to the Lease and the Equipment (other than any cash in or used in the operation of the Equipment); and

3. All accessions, accessories, additions, amendments, attachments, modifications, replacements and substitutions to any of the foregoing; and

4. All proceeds and products of any of the foregoing; and

5. All policies of insurance pertaining to any of the foregoing as well as any proceeds pertaining to such policies; and

6. All books and records pertaining to any of the foregoing.




Initials: ______

                             SECRETARY'S CERTIFICATE

         I, L. Camille Fowler do hereby certify that I am the Secretary of Jazz Casino Company, L.L.C., organized and existing under and by virtue of the laws of the state of Delaware having its principal place of business in the City of New Orleans, State of Louisiana. In such capacity, I herby certify that the following resolution was duly and regularly adopted by the Board of Directors of said corporation (by unanimous consent), dated ___________________:

"RESOLVED, that the President, each Vice President and each other officer and each agent of this entity indicated below, or any one of them be and they are hereby authorized to negotiate and enter into leases or a master lease agreement, lease schedules and any supplements thereto from time to time for and on behalf of this entity with Harrah's Operating Company, Inc., ("HOC"), in such amounts and upon such terms as said officer or agent shall deem to be in the best interests of this entity and said officer or agent is hereby authorized and empowered to enter into any agreement renewing, extending, altering, amending or modifying said agreements and instruments at any time and from time to time and to execute, for and on behalf of this entity, financing statements, subordination agreements, riders, addendums and such other documents and instruments as may be required by HOC to effectuate such agreements and instruments, and any such agreement or instrument may contain a clause whereby this entity waives its right to trial by jury with respect to actions brought by or against HOC regarding this entity."

         In such capacity, I further certify that said resolution (a) is not contrary to the Certificate of Incorporation or Bylaws or other organizing documents of said entity; (b) and has not been modified, repealed or rescinded but is in full force and effect; and (c) said HOC may continue to rely upon said resolution until an authorized representative of said entity provides HOC with not less than ten (10) days prior written notice to the contrary.

         I further certify that the following persons are the officers of said entity duly authorized pursuant to the foregoing resolution, each holding the respective offices set below their names and that the signatures set opposite their respective names and offices are their genuine signatures:



Signature:
          -----------------------------------------
Name: Frederick W.  Burford
         President and Chief Executive Officer



Signature:
          -----------------------------------------
Name: L. Camille Fowler
          Vice President-Finance, Treasurer and Secretary


IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said entity this 28th day of October, 1999.

                                                                          (Seal)
----------------------------------------
Secretary


Witness:

----------------------------------------
(Signature)

Print Name:
           -----------------------------